UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2020

OXFORD IMMUNOTEC GLOBAL PLC
(Exact name of registrant as specified in its charter)

England and Wales
(State or other jurisdiction
of incorporation)

001-36200	98-1133710
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom
(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, £0.006705 nominal value per share	OXFD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 30, 2020, Oxford Immunotec Global PLC, or the Company, announced its intention to resume its share repurchase program. In April 2020, in response to uncertainties surrounding disruption from the COVID-19 pandemic, the Company temporarily suspended its share repurchase program. Under the program, the Company may repurchase shares from time to time at prevailing market prices, through open market or privately negotiated transactions, depending upon market conditions, and in accordance with guidelines specified under Rule 10b5-1 and within the parameters of Rule 10b-18 of the Securities Exchange Act of 1934.

As previously disclosed, the Company’s Board of Directors authorized a share repurchase program of up to $100 million of its ordinary shares in the aggregate (including commissions) at its Annual General Meeting held on June 18, 2019. The Company began repurchasing shares in September 2019. As of the date of this report, $85.3 million of ordinary shares remain eligible for repurchase. The share repurchase program may be suspended, modified or terminated at any time. The Company has no obligation to repurchase any amount of its ordinary shares under the program. Unless terminated by the Company’s Board of Directors, the share repurchase program will be valid for up to five years from the date of inception of the program.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2020

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Matthew T E McLaughlin
Matthew T E McLaughlin
Chief Financial Officer